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                                                                      Exhibit 23


                       INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
Health Management Systems, Inc.:


We consent to incorporation by reference in the Registration Statements on Form S-3 (File No. 33-91518) and Form S-8 (File Nos. 33-65560, 33-76638, 33-76770,
33-95326, 333-33706 and 333-77121) of Health Management Systems, Inc. of our report dated January 5, 2001, relating to the consolidated balance sheets of Health Management Systems, Inc. and subsidiaries as of October 31, 2000 and 1999, and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for each of the years in the three-year period ended October 31, 2000 and the related schedule, which report appears in the October 31, 2000, Annual Report on Form 10-K of Health Management Systems, Inc.


                                                               /s/ KPMG LLP

New York, New York
February 9, 2001